Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 2-76179, 2-97365, 33-9853, 33-57953, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332, 333-56738, 33-24585, 33-33365, 33-56128, 333-107227, 333-111130, 333-122475, 333-129813, 333-155661, 333-163133, 333-180286, 333-185194, and 333-190290) of Western Digital Corporation of our reports dated August 16, 2013, with respect to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of June 28, 2013 and June 29, 2012 and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 28, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 28, 2013, which reports appear in the June 28, 2013, Annual Report on Form 10-K of Western Digital Corporation.

/s/ KPMG LLP

August 16, 2013

Irvine, California